UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2015

CYTORI THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34375	33-0827593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3020 Callan Road San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 458-0900

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 27, 2015, Cytori Therapeutics, Inc., a Delaware corporation (the “Company”) completed the second closing pursuant to that certain a securities purchase agreement, dated May 5, 2015 with certain institutional investors (the “Purchase Agreement”) filed with the Company’s Current Report on Form 8-K on May 5, 2015, selling 7,499,993 units (the “Units”), with each Unit consisting of one share of its common stock (the “Shares”) and one warrant to purchase one share of its common stock (the “Warrants”), at a purchase price of $0.3263 per Unit. The Company raised approximately $2.2 million, net of the placement agency fee and other estimated offering expenses, from the sale of Units in the Second Closing. Each Warrant will have an initial exercise price of $0.401 per share, will be immediately exercisable and will expire five years from the date of issuance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTORI THERAPEUTICS, INC.

August 27, 2015	By:	/s/ Jeremy Hayden
Name: Jeremy Hayden
Title: General Counsel and VP of Business Development